Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
June 22, 2006
Omrix Biopharmaceuticals, Inc.
630 Fifth Avenue, 22nd Floor
New York, New York 10111

Re:	Omrix Biopharmaceuticals, Inc.; Registration Statement on Form S-8
Ladies and Gentlemen:
          We have acted as special counsel to Omrix Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of 1,090,909 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) and the Company’s 2005 Equity Incentive Plan for Israeli Employees (the “Israeli Plan” and together with the 2006 Plan and the 2004 Plan, the “Plans”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as filed with the Commission under the Act on the date hereof; (ii) the Plans; (iii) a specimen certificate representing the Common Stock; (iv) the Second Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (v) the Second Amended and Restated By-laws of the Company; (vi) certain resolutions of the Board of Directors of the Company relating to the Plans and filing of the Registration Statement; and (vii) certain resolutions of the stockholders of the Company relating to the Plans. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. The opinion set forth below is subject to the following further qualifications, assumptions and limitations that:
(a)	all Plan Shares will be issued in accordance with the terms of the respective Plans;

(b)	the consideration received by the Company for each Plan Share delivered pursuant to the respective Plan shall not be less than the par value of the Common Stock; and

(c)	the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing such Plan Shares and such stock certificates will conform to the specimen certificates examined by us.
          Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Plan Shares have been duly authorized for issuance and, when delivered and paid for in accordance with the terms of the respective Plans, the Plan Shares will be validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Item 5. Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meager & Flom LLP